Exhibit 10.18

GLOBAL CROSSING AIRLINES GROUP INC.

2020 INCENTIVE STOCK OPTION PLAN

OCTOBER 15, 2020

TABLE OF CONTENTS

ARTICLE 1 PURPOSE AND INTERPRETATION	1
1.1 Purpose	1
1.2 Definitions	1
ARTICLE 2 SHARE OPTION PLAN	5
2.1 The Plan	5
2.2 Participants	5
2.3 Maximum Number of Voting Shares	6
2.4 Limitations on Stock Option Grants	6
2.5 Price	6
2.6 Vesting	6
2.7 Lapsed Options	6
2.8 Consideration, Option Period and Payment	6
2.9 Termination of Employment and Cessation of Investor Relations Activities	8
2.10 Death of Participant	9
2.11 Adjustment in Shares Subject to the Plan. In the event that:	9
2.12 Change in Control	9
2.13 Interpretation	10
2.14 Discretion to Accelerate Options	10
2.15 Options Need Not be Treated Identically	11
2.16 Record Keeping	11
2.17 Option Agreements	11
2.18 Tax Withholding	11
ARTICLE 3 GENERAL.	12
3.1 Assignability and Transferability	12
3.2 Employment	12
3.3 Delegation to Compensation Committee	12
3.4 Administration of the Plan	12
3.5 Amendment, Modification or Termination of the Plan	13
3.6 No Representation or Warranty	13
3.7 Governing Law	13
3.8 Approval and Effective Date	13
3.9 Compliance with Applicable Law	13
3.10 Rights of Participant	14

- i -

3.11 Conflict	14
3.12 Time of Essence	14
3.13 Compliance with U.S. Laws	14
3.14 Entire Agreement	14
APPENDIX “A”	A-1

- ii -

ARTICLE 1

PURPOSE AND INTERPRETATION

1.1

Purpose. The purpose of the Plan is to advance the interests of the Corporation by encouraging equity participation in the Corporation through the acquisition of Voting Shares of the Corporation by directors, officers, employees and Consultants of the Corporation.

1.2	Definitions. In the Plan, the following capitalized words and terms shall have the following meanings:

(a)	“Act” means the Business Corporations Act (British Columbia) or its successor, as amended from time to time.

(b)	“Affiliate” shall have the meaning ascribed thereto in the Securities Act.

(c)	“Associate” shall have the meaning ascribed thereto in the Securities Act.

(d)

“Blackout Period” means a period, formally imposed by the Corporation pursuant to its internal trading policies as a result of the bona fide existence of material undisclosed information, during which Participants are prohibited from exercising options.

(e)	“Board of Directors” means the board of directors of the Corporation as constituted from time to time and any committee of the board of directors.

(f)	“Cause” has the meaning given to that term under the common law of the Province of British Columbia.

(g)	“CEO” means the Chief Executive Officer of the Corporation.

(h)	“Change in Control” means the occurrence of any one or more of the following events:

(i)

a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Corporation or any of its subsidiaries and another corporation or other entity, as a result of which the holders of Voting Shares prior to the completion of the transaction hold less than 50% of the votes attached to all of the outstanding voting securities of the successor corporation or entity after completion of the transaction;

(ii)	a resolution is adopted to wind-up, dissolve or liquidate the Corporation;

(iii)

any person, entity or group of persons or entities acting jointly or in concert (the “Acquiror”) acquires, or acquires control (including the power to vote or direct the voting) of, voting securities of the Corporation which, when added to the voting securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror to cast or direct the casting of 50% or more of the votes attached to all of the Corporation’s outstanding voting securities which may be cast to elect directors of the Corporation or the successor corporation (regardless of whether a meeting has been called to elect directors);

(iv)	the sale, transfer or other disposition of all or substantially all of the assets of the Corporation;

(v)	as a result of or in connection with:

(A)	the contested election of directors; or

(B)	a transaction referred to in paragraph (i) of this definition of “Change in Control”,

the nominees named in the most recent management information circular of the Corporation for election to the board of ..directors of the Corporation shall not constitute a majority of the directors;

(vi)	the Board adopts a resolution to the effect that a transaction or series of transactions involving the Corporation or any of its affiliates that has occurred or is imminent is a Change in Control,

and for purposes of the foregoing, “voting securities” means the Voting Shares and any other shares entitled to vote for the election of directors, and shall include any securities, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors but which are convertible into or exchangeable for shares which are entitled to vote for the election of directors, including any options or rights to purchase such shares or securities.

(i)	“Consultant” means, in relation to the Corporation, an individual or company, other than an employee or a Director of the Corporation, that:

(i)

is engaged to provide on a ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to a related entity of the Corporation, other than services provided in relation to a Distribution;

(ii)	provides the services under a written contract between the Corporation or related entity and the individual or the Consultant Company;

(iii)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or related entity of the Corporation; and

(iv)	has a relationship with the Corporation or a related entity of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation.

For purposes of the above definition of “Consultant”, the term “Director” means a director, senior officer or Management Company Employee of the Corporation, or a director, senior officer or Management Company Employee of the Corporation’s subsidiaries.

(j)	“Consultant Company” means a Consultant that is a company.

(k)	“Corporation” means Global Crossing Airlines Group Inc., a corporation incorporated under the Act, and its successors from time to time.

(l)	“Designated Affiliate” means the Affiliates of the Corporation designated by the Board of Directors for purposes of the Plan from time to time.

(m)	“Distribution” shall have the meaning ascribed thereto in the Securities Act.

(n)	“Exchange” means the TSX Venture Exchange or such other stock exchange or quotation system as the Voting Shares may from time to time be listed or quoted for trading.

(o)	“employee” means:

(i)

an individual who is considered an employee of the Corporation or its related entity under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

(ii)

an individual who works full-time for the Corporation or its related entity providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii)

an individual who works for the Corporation or its related entity on a continuing and regular basis for a minimum amount of time per week (the number of hours should be disclosed in the submission) providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.

(p)	“Expiry Date” shall have the meaning specified in Section 2.16(b) hereof.

(q)	“Holding Company” shall have the meaning specified in Section 2.2 hereof.

(r)	“Insider” shall have the meaning ascribed thereto in the Corporate Finance Manual of the Exchange.

(s)	“Investor Relations Activities” means any activities, by or on behalf of the Corporation or shareholder of the Corporation, that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(i)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation

(A)	to promote the sale of products or services of the Corporation, or

(B)	to raise public awareness of the Corporation, that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(ii)	activities or communications necessary to comply with the requirements of

(A)	applicable securities laws,

(B)	Exchange requirements or the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Corporation;

(iii)

communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if

(A)	the communication is only through the newspaper, magazine or publication, and

(B)	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv)	activities or communications that may be otherwise specified by the Exchange.

(t)	“Issuer Bid” shall have the meaning ascribed thereto in the Securities Act.

(u)

“Management Company Employee” means an individual employed by a person providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a person engaged in Investor Relations Activities;

(v)	“Option Agreements” shall have the meaning specified in Section 2.17 hereof.

(w)	“Option Period” means the period of time an option may be exercised as specified in Subsection 2.8(a) hereof.

(x)	“Participant” means a participant under the Plan.

(y)	“Plan” means the 2018 incentive stock option plan provided for herein.

(z)	“RRSP” shall have the meaning specified in Section 2.2 hereof.

(aa)	“Securities Act” means the Securities Act (British Columbia) or its successor, as amended from time to time.

(bb)	“Security-Based Compensation Arrangement” includes:

(i)	the Plan;

(ii)	the Restricted Share Unit Plan of the Corporation;

(iii)	the Performance Share Unit Plan of the Corporation; and

(iv)

any employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation to one or more service providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise.

(cc)	“Take-Over Bid” shall have the meaning ascribed thereto in the Securities Act.

(dd)	“US Citizen” means a citizen of the United States of America.

(ee)	“US Taxpayer” means a Participant liable to pay income taxes in the United States as a result of the grant of an option or exercise thereof.

(ff)

“Voting Shares” means the common voting shares and the variable voting shares of the Corporation as constituted on the date hereof. On the exercise of options granted under the Plan, holders who are U.S. Citizens will receive common voting shares of the Corporation and holders who are not U.S Citizens will receive variable voting shares of the Corporation.

ARTICLE 2

SHARE OPTION PLAN

2.1	The Plan. The Plan is hereby established for certain directors, officers, employees and Consultants of the Corporation and of Designated Affiliates.

2.2

Participants. Participants in the Plan shall be bona fide directors, officers, employees and Consultants of the Corporation or any of its Designated Affiliates (including officers thereof, whether or not directors) who, by the nature of their positions or jobs are, in the opinion of the Board of Directors, upon the recommendation of the CEO of the Corporation, in a position to contribute to the success of the Corporation. At the request of any Participant, options granted to such Participant may be issued to and registered in the name of a personal holding company controlled by such Participant the shares of which are held directly by the Participant (“Holding Company”) or to a registered retirement savings plan established for the sole benefit of such Participant (“RRSP”) and, in such event, the provisions of this Plan shall apply to such options mutatis mutandis as though they were issued to and registered in the name of the Participant.

2.3

Maximum Number of Voting Shares. The number of Voting Shares issuable pursuant to options to purchase Voting Shares granted pursuant to the Plan, together with all other Security-Based Compensation Arrangements of the Corporation, shall not exceed 5,460,000 at the time of any stock option grant, subject to any adjustments made pursuant to section 2.11.

2.4	Limitations on Stock Option Grants

(a)

The aggregate number of Voting Shares issuable to any one Consultant shall not, within a one year period, exceed 2% of the number of Voting Shares outstanding immediately prior to the grant of any such option.

(b)

The aggregate number of Voting Shares issuable to all individuals and companies retained in Investor Relations Activities shall not, within a one year period, exceed 2% of the number of Voting Shares outstanding immediately prior to the grant of any such option.

2.5

Price. The exercise price per Voting Share shall be determined by the Board of Directors at the time the option is granted, but such price shall not be less than the closing price of the Voting Shares on the Exchange on the last trading day preceding the date on which the grant of the option is approved by the Board of Directors. In the event that the Voting Shares are not listed and posted for trading on any stock exchange or other quotation system, the exercise price shall be the fair market value of the Voting Shares as determined by the Board of Directors in its sole discretion.

2.6

Vesting. The issuance of options under the Plan will be subject to the vesting periods, if any, as determined by the Board of Directors in its discretion; provided, however, that any options issued to Consultants performing Investor Relations Activities must vest in stages over a period of not less than 12 months with no more than 1/4 of the options vesting in any three month period, or as otherwise required by the Exchange. No acceleration of vesting provisions will be permitted on any options issued to Consultants performing Investor Relations Activities without the prior approval of the Exchange.

2.7

Lapsed Options. In the event that options granted under the Plan terminate or expire without being exercised in whole or in part in accordance with the terms of the Plan, the Voting Shares reserved for issuance but not purchased under such lapsed options shall be available for subsequent options to be granted under the Plan.

2.8	Consideration, Option Period and Payment.

(a)

The period during which options may be exercised shall be determined by the Board of Directors, in its discretion, to a maximum of ten years from the date the option is granted (the “Option Period”), except as the Option Period may be extended with respect to any option that expires within a Blackout Period and except as the Option Period may be reduced with respect to any option as provided in Sections 2.9 and 2.10 hereof respecting termination of employment or death of the Participant or amended from time to time by the Board of Directors, in its discretion, subject to the approval of any stock exchange or regulatory requirements.

(b)

In the event that options granted under the Plan expire within a Blackout Period, the expiration date of the Option Period relating to such options shall automatically be extended to such date that is ten (10) business days after the expiry of the applicable Blackout Period. Notwithstanding the foregoing, the automatic extension of any Option Period shall not be permitted where the Participant or the Corporation is subject to a cease trade order (or similar order under securities laws) in respect of the Corporation’s securities. Furthermore, the automatic extension of any Option Period shall not be permitted where Participants are subject to United States federal income taxation, and such extension would result in an impermissible extension of the Expiry Date under section 409A of the U.S. Internal Revenue Code.

(c)

Subject to any other provision of this Plan, and in particular the vesting provisions set forth in Section 2.6 hereof, an option may be exercised from time to time during the Option Period, subject to vesting limitations by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Voting Shares with respect to which the option is being exercised and accompanied by payment in full of the exercise price therefor. Certificates for such Voting Shares shall be issued and delivered to the Participant as soon as practicable following receipt of such notice and payment.

(d)

Except as set forth in Sections 2.9 and 2.10 hereof, no option may be exercised unless the Participant is, at the time of such exercise, a director, officer, employee or Consultant of the Corporation or any of its Designated Affiliates and shall have been continuously a director, officer, employee or Consultant since the grant of his or her option. Absence on leave with the approval of the Corporation or a Designated Affiliate shall not be considered an interruption of employment for purposes of the Plan.

(e)

The exercise of any option will be contingent upon receipt by the Corporation of cash payment of the full exercise price of the Voting Shares, which are the subject of the exercised option. No Participant or his or her legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Voting Shares with respect to which he or she was granted an option under the Plan, unless and until certificates for such Voting Shares are issued to him or her under the terms of the Plan.

(f)

Notwithstanding any other provision of this Plan or in any option granted to a Participant, the Corporation shall not be obligated to issue or deliver Voting Shares to a Participant upon the exercise of any option or take other actions under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any stock exchange, regulatory or governmental agency have been obtained and contractual obligations to which the grant of the option exercisable for such Voting Shares may be subject have been satisfied. In particular, the Corporation, in its discretion, may postpone the issuance or delivery of Voting Shares under any option until:

(i)

completion of such stock exchange listing or registration or other qualification of such Voting Shares or obtaining approval of such regulatory authorities as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; and

(ii)

the receipt from the Participant of such information, representations, warranties, agreements and undertakings, including as to future dealings in such Voting Shares, as the Corporation or its counsel determines to be necessary or advisable in order to ensure compliance with all applicable securities laws.

(g)

An option may be exercised at any time after the date the option has been granted, subject to any vesting provisions attaching thereto, up to 5:00 p.m. (Vancouver time) on the last day of the Option Period and shall not be exercisable thereafter.

2.9	Termination of Employment and Cessation of Investor Relations Activities. Subject to the next following sentence, if a Participant shall cease to be:

(a)	a director or Consultant of the Corporation or any of its Designated Affiliates (and is not or does not continue to be an employee thereof for any reason other than death); or

(b)

an officer or employee of the Corporation or any of its Designated Affiliates (and is not or does not continue to be a director thereof) for any reason (other than death) or shall receive notice from the Corporation or any of its Designated Affiliates of the termination of his or her employment;

(collectively, “Termination”) he or she or it may, but only within 90 days next succeeding such Termination, exercise his or her or its options to the extent that he or she or it was entitled to exercise such options at the date of such Termination; provided that in no event shall such right extend beyond the Option Period. If a Participant is terminated for Cause, his or her options shall expire immediately. This section is subject to any agreement with any Participant with respect to the rights of such Participant upon Termination or Change in Control of the Corporation.

In the case of an employee or Consultant engaged in Investor Relations Activities, he or she or it may, but only within 30 days next succeeding such employee or Consultant ceasing to be employed or engaged to provide Investor Relations Activities (a “Cessation”), exercise his or her or its options to the extent that he or she or it was entitled to exercise such options at the date of such Cessation; provided that in no event shall such right extend beyond the Option Period. If a Participant is terminated for cause, his or her options shall expire immediately. This section is subject to any agreement with any Participant with respect to the rights of such Participant upon Termination or Change in Control of the Corporation.

2.10

Death of Participant. In the event of the death of a Participant who is a director or Consultant of the Corporation or any of its Designated Affiliates or who is an officer or employee having been continuously in the employ of the Corporation or any of its Designated Affiliates, the options theretofore granted to him or her shall be exercisable within the one year next succeeding such death and then only:

(a)	by the person or persons to whom the Participant’s rights under the options shall pass by the Participant’s will or the laws of descent and distribution; and

(b)	to the extent that he or she was entitled to exercise the options at the date of his or her death, provided that in no event shall such right extend beyond the Option Period.

2.11	Adjustment in Shares Subject to the Plan. In the event that:

(a)	there is any change in the Voting Shares of the Corporation through subdivisions or consolidations of the share capital of the Corporation, or otherwise;

(b)	the Corporation declares a dividend on Voting Shares payable in Voting Shares or securities convertible into or exchangeable for Voting Shares; or

(c)	the Corporation issues Voting Shares, or securities convertible into or exchangeable for Voting Shares, in respect of, in lieu of, or in exchange for, existing Voting Shares,

the number of Voting Shares available for option, the Voting Shares subject to any option, and the option price thereof, shall be adjusted appropriately by the Board of Directors in its sole discretion and such adjustment shall be effective and binding for all purposes of the Plan.

2.12

Change in Control. Unless otherwise determined by the Board, or unless otherwise provided in the Participant’s agreement with the Corporation or its related entity, or in the Option Agreement, if a Change in Control shall conclusively be deemed to have occurred and either one of the following occurs:

(a)

upon a Change in Control the surviving corporation (or any related entity thereof) or the potential successor (or any related entity thereto) fails to “continue or assume” the obligations with respect to each option or fails to provide for the “conversion or replacement” of each option with an equivalent option that satisfies the criteria set forth in Section 2.13(a) or 2.13(b); or

(b)

in the event that the options were “continued or assumed”, or “converted or replaced” as contemplated in 2.13, during the two-year period following the effective date of a Change in Control, the Participant’s employment or engagement is terminated as contemplated in Section 2.9 or 2.10.

then there shall be immediate full vesting and redemption of each outstanding option.

2.13	Interpretation. For the purposes of interpretation of Section 2.12:

(a)

the obligations with respect to each Participant shall be considered to have been “continued or assumed” by the surviving corporation (or any related entity thereto) or the potential successor (or any related entity thereto), if each of the following conditions are met, which determination shall be made solely in the discretionary judgment of the Board, which determination may be made in advance of the effective date of a particular Change in Control and shall be final and binding:

(i)	the Voting Shares remain publicly held and widely traded on an established stock exchange; and

(ii)	the terms of the Plan and each option are not materially altered or impaired without the consent of the Participant; and

(b)

the obligations with respect to each option shall be considered to have been “converted or replaced” with an equivalent option by the surviving corporation (or any related entity thereto) or the potential successor (or any related entity thereto), if each of the following conditions are met, which determination shall be made solely in the discretionary judgment of the Board, which determination may be made in advance of the effective date of a particular Change in Control and shall be final and binding:

(i)

each option is converted or replaced with a replacement option in a manner that qualifies under subsection 7(1.4) of the Income Tax Act (Canada) in the case of a Participant that is a Canadian Taxpayer (or that complies with Code Section 409A in the case of a Participant that is a US Taxpayer, to the extent applicable) on all or any portion of the benefit arising in connection with the grant, exercise and/or other disposition of such option;

(ii)

the converted or replaced option preserves the existing value of each underlying option being replaced, contains provisions for scheduled vesting and treatment on termination of employment (including with respect to termination for Cause or constructive dismissal) that are no less favourable to the Designated Participant than the underlying option being replaced, and all other terms of the converted option or replacement option (but other than the security and number of shares represented by the continued option or replacement option) are substantially similar to the underlying option being converted or replaced; and

(iii)	the security represented by the converted or replaced option is of a class that is publicly held and widely traded on an established stock exchange.

2.14

Discretion to Accelerate Options. Notwithstanding Section 2.12, in the event of a Change in Control, the Board may accelerate the dates upon which any or all outstanding options shall vest and be exercised, without regard to whether such options have otherwise vested in accordance with their terms and such acceleration may or may not be conditional upon completion of the Change in Control event.

2.15

Options Need Not be Treated Identically. In taking any of the actions contemplated by this Plan, the Board shall not be obligated to treat all options held by any Participant, or all options in general, identically.

2.16	Record Keeping. The Corporation shall maintain a register in which shall be recorded:

(a)	the name and address of each Participant in the Plan; and

(b)	the number of options granted to a Participant and the aggregate number of options outstanding, the exercise price and the expiry date (the “Expiry Date”) thereof.

2.17

Option Agreements. All options granted pursuant to the Plan shall be evidenced by written agreements between the Corporation and each Participant to whom options are granted hereunder in the form attached hereto as Appendix “A” (“Option Agreements”) and containing such terms and conditions, not inconsistent with the provisions of the Plan, as may be established by the Board of Directors, including the following:

(a)

subject to and in accordance with the provisions of Section 2.4 hereof, the number of options covered by any grant of options and the number of Voting Shares which such options shall entitle the Participant the right to purchase;

(b)	subject to and in accordance with the provisions of Section 2.5, the price of the Voting Shares covered by any option, stated and payable in Canadian dollars; and

(c)	subject to and in accordance with the provisions of Section 2.8, the Option Period.

2.18

Tax Withholding. The Corporation may withhold from any amount payable to a Participant, either under this Plan or otherwise, such amount as may be necessary to enable the Corporation to comply with the applicable requirements of any federal, provincial, state or local law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to grants hereunder (“Withholding Obligations”). The Corporation shall also have the right in its discretion to satisfy any liability for any Withholding Obligations by selling, or causing a broker to sell, on behalf of any Participant such number of Voting Shares issued to the Participant sufficient to fund the Withholding Obligations (after deducting commissions payable to the broker), or retaining any amount payable which would otherwise be delivered, provided or paid to the Participant hereunder. The Corporation may require a Participant, as a condition to exercise of an Option, to make such arrangements as the Corporation may require so that the Corporation can satisfy applicable Withholding Obligations, including, without limitation, requiring the Participant to (i) remit the amount of any such Withholding Obligations to the Corporation in advance; (ii) reimburse the Corporation for any such Withholding Obligations; or (iii) cause a broker who sells Voting Shares acquired by the Participant under the Plan on behalf of the Participant to withhold from the proceeds realized from such sale the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Corporation.

Any Voting Shares of a Participant that are sold by the Corporation, or by a broker engaged by the Corporation (the “Broker”), to fund Withholding Obligations will be sold as soon as practicable in transactions effected on the Exchange. In effecting the sale of any such Voting Shares, the Corporation or the Broker will exercise its sole judgement as to the timing and manner of sale and will not be obligated to seek or obtain a minimum price. Neither the Corporation nor the Broker will be liable for any loss arising out of any sale of such Voting Shares including any loss relating to the manner or timing of such sales, the prices at which the Voting Shares are sold or otherwise. In addition, neither the Corporation nor the Broker will be liable for any loss arising from a delay in transferring any Voting Shares to a Participant. The sale price of Voting Shares sold on behalf of Participants will fluctuate with the market price of the Corporation’s shares and no assurance can be given that any particular price will be received upon any such sale.

ARTICLE 3

GENERAL

3.1

Assignability and Transferability. The benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be assignable or transferable by the Participant except (i) from the Participant to his or her Holding Company or RRSP or from a Holding Company or RRSP to the Participant and, in either such event, the provisions of this Plan shall apply mutatis mutandis as though they were originally issued to and registered in the name of the Participant, or (ii) as otherwise specifically provided herein. During the lifetime of a Participant, all benefits, rights and options shall only be exercised by the Participant or by his or her guardian or legal representative.

3.2

Employment. Nothing contained in the Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Corporation or any Affiliate, or interfere in any way with the right of the Corporation or any Affiliate to terminate the Participant’s employment at any time. Participation in the Plan by a Participant shall be voluntary.

3.3

Delegation to Compensation Committee. All of the powers exercisable by the Board of Directors under the Plan may, to the extent permitted by applicable law and authorized by resolution of the Board of Directors of the Corporation, be exercised by a Compensation Committee of not less than three (3) directors. The members of any such Compensation Committee shall not be employees of the Corporation.

3.4

Administration of the Plan. The Board of Directors of the Corporation shall administer the Plan. The Board of Directors shall be authorized to interpret and construe the Plan and may, from time to time, establish, amend or rescind rules and regulations required for carrying out the purposes, provisions and administration of the Plan and determine the Participants to be granted options, the number of Voting Shares covered thereby, the exercise price therefor and the time or times when they may be exercised. Any such interpretation or construction of the Plan shall be final and conclusive. The Corporation shall pay all administrative costs of the Plan. The senior officers of the Corporation are hereby authorized and directed to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan.

3.5

Amendment, Modification or Termination of the Plan. Subject to Section 3.3, the Board of Directors reserves the right to amend, modify or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board of Directors. However, any amendment of the Plan which would materially:

(a)	increase the benefits under the Plan;

(b)	increase the number of Voting Shares which may be issued under the Plan;

(c)	modify the requirements as to the eligibility for participation in the Plan;

(d)	modify the limitations on the number of options that may be granted to any one person or category of persons under the Plan;

(e)	modify the method for determining the exercise price of options granted under the Plan;

(f)	increase the maximum Option Period; or

(g)	modify the expiry and termination provisions applicable to options granted under the Plan shall be effective only upon the approval of the shareholders of the Corporation. Any amendment to any provision of the Plan shall be subject to any necessary approvals by the Exchange or other regulatory body having jurisdiction over the securities of the Corporation.

Disinterested shareholder approval shall be obtained for any reduction in the exercise price per Voting Share if the Participant is an Insider of the Corporation at the time of the proposed amendment.

3.6	No Representation or Warranty. The Corporation makes no representation or warranty as to the future market value of any Voting Shares issued in accordance with the provisions of the Plan.

3.7	Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Province of British Columbia.

3.8	Approval and Effective Date. This Plan shall be effective as of the date it is approved by the Board of Directors and any regulatory body having jurisdiction over the securities of the Corporation.

3.9

Compliance with Applicable Law. If any provision of the Plan or any Option Agreement contravenes any law or any order policy, by-law or regulation of any regulatory body or Exchange having authority over the Corporation or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

3.10

Rights of Participant. A Participant shall have no rights whatsoever as a shareholder of the Corporation in respect of any of the unexercised options (including, without limitation, voting gifts or any right to receive dividends, warrants or rights under any rights offering).

3.11	Conflict. In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of this Plan shall govern.

3.12	Time of Essence. Time is of the essence of this Plan and each Option Agreement. No extension of time will be determined to be or to operate as a waiver thereof.

3.13

Compliance with U.S. Laws. As a condition to the exercise of an option, the Corporation may require the Participant to represent and warrant in writing at the time of such exercise that the Voting Shares are being purchased only for investment and without any then- present intention to sell or distribute such Voting Shares. At the option of the Corporation, a stop-transfer order against such Voting Shares may be placed on the stock books and records of the Corporation, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such Voting Shares in order to assure an exemption from registration. The Corporation may require such other documentation as may from time to time be necessary to comply with United States’ federal and state laws. The Corporation has no obligation to undertake registration of options or the Voting Shares issuable upon the exercise of the options. In order to comply with all applicable federal or state income tax laws or regulations, the Corporation may take such action as it deems appropriate to ensure that all applicable U.S. federal or state payroll, withholding, income or other taxes that are the sole and absolute responsibility of a U.S. Participant are withheld or collected from such U.S. Participant.

3.14

Entire Agreement. This Plan and each Option Agreement set out the entire agreement between the Corporation and the Participant to which any particular Option Agreement relates relative to the subject matter hereof and supercedes all prior agreements, undertakings and understandings, whether oral or written.

APPENDIX “A”

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT is made effective ◆.

BETWEEN:

◆

of◆

(hereafter referred to as the “Optionee”)

AND:

GLOBAL CROSSING AIRLINES GROUP INC., a company duly formed under the laws of Canada and having an office at Building 5A, 4200 NW 36th Street, MIA Int’l Airport, Miami, FL 33166 USA

(hereafter referred to as the “Corporation”)

WHEREAS:

A. The Corporation wishes to grant to the Optionee an option to purchase Voting Shares in the capital of the Corporation;

B. The Optionee is eligible to receive an option by virtue of being, as defined by the TSX Venture Exchange (the “Exchange”), one or more of (i) a Director (which includes a director, senior officer and “Management Company Employee”), (ii) an Employee, or (iii) a Consultant (which includes a “Consultant Company”), of either the Corporation or a subsidiary thereof (any person so being eligible to receive an option being hereafter referred to as an “Eligible Person”);

C. The Optionee acknowledges and agrees that the Option is an incentive mechanism and that the Optionee was not induced to participate in the grant and receipt of the Option (as defined below) by expectation of appointment or continued appointment, employment or continued employment, or engagement or continued engagement to provide services, as the case may be, by the Corporation.

NOW THEREFORE this Agreement witness that in consideration of $1.00 given by each party to the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Option Plan Governs. The Optionee acknowledges and agrees that Option (as hereafter defined) is being granted pursuant to the terms of the Corporation’s Stock Option Plan in effect from time to time. In the event of an inconsistency between the terms hereof and the terms of the Corporation’s Stock Option Plan, the terms of the Corporation’s Stock Option Plan shall govern. Capitalized terms used in this Agreement but not defined herein have the meaning given to such terms in the Corporation’s Stock Option Plan.

2.

Option Terms. The Corporation hereby grants to the Optionee an option (the “Option”) to purchase, from time to time, a total of ◆ common voting shares or variable voting shares (the “Voting Shares”) in the capital of the Corporation, as constituted on the date hereof, at an exercise price of $◆ per Voting Share, until 5:00 p.m. Vancouver Time (the “Expiry Time”) on ◆ (the “Expiry Date”). Holders who are U.S. Citizens will receive common voting shares of the Corporation and holders who are not U.S. Citizens will receive variable voting shares of the Corporation.

3.

Vesting. The options shall vest and accordingly become exercisable by the Optionee every ◆ months, in 4 equal instalments, over a period of ◆ months, with one-fourth of the Option vesting on the day which is ◆ months after the effective date of this Option Agreement, and each additional one-fourth of the Option vesting every ◆ months thereafter.

4.

Transferability; Hold Period. The Option is personal to the Optionee and may not be assigned or otherwise transferred in whole or in part except as set out in the Stock Option Plan. The Optionee acknowledges and agrees that the Voting Shares may be subject to a hold period imposed under applicable securities laws or by the Exchange of four months and a day from the effective date of the grant of the Option, and that certificates representing the Voting Shares will bear a legend to this effect if applicable.

5.	Early Termination. The Option shall terminate in accordance with the terms of the Stock Option Plan.

6.	Exercise Procedure. To exercise the Option in whole or in part, the Optionee shall, prior to the Expiry Time on the Expiry Date (and subject to section 5), give to the Corporation:

(a)

a written notice of exercise addressed to the Corporate Secretary of the Corporation, in the form set out in Schedule “A” hereto, specifying the number of Voting Shares with respect to which the Option is being exercised and making the election with respect to the Withholding Obligations;

(b)

a certified cheque or bank draft made payable to the Corporation for the aggregate exercise price for the number of Voting Shares with respect to which the Option is being exercised, and the Withholding Obligations (if applicable);

(c)

documents containing such representations, warranties, agreements and undertakings, including such as to the Optionee’s future dealings in the Voting Shares, as counsel to the Corporation reasonably determines to be necessary or advisable in order to comply with or safeguard against the violation of the laws of any jurisdiction.

7.	Exchange Matters. The Optionee and the Corporation represent and warrant to each other that the Optionee:

(a)	is a director or senior officer of the Corporation;

(b)

is a bona fide Management Company Employee of the Corporation, which is defined as being an individual employed by a person providing management services to the Corporation which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a person engaged in Investor Relations Activities; OR

(c)	is a bona fide Employee of the Corporation, which is defined as being:

(i)

an individual who is considered an employee of the Corporation or its subsidiaries under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source); or

(ii)

an individual who works full-time for the Corporation or its subsidiaries providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii)

an individual who works for the Corporation or its subsidiaries on a continuing and regular basis for a minimum of hours per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; OR

(d)	is a bona fide Consultant of the Corporation, which is defined as being, in relation to the Corporation, an individual or Consultant Company that:

(i)

is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or an affiliate thereof, other than services provided in relation to a distribution of securities;

(ii)	provides the services under a written contract between the Corporation or an affiliate thereof and the individual Consultant or Consultant Company;

(iii)	spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or an affiliate thereof; and

(iv)	has a relationship with the Corporation or an affiliate thereof that enables the individual to be knowledgeable about the business and affairs of the Corporation.

8.	Securities Act Matters. The Optionee represents and warrants to the Corporation that the Optionee [tick appropriate box]:

☐	(a) is a director of the Corporation or a related entity thereof;

☐	(b)	is an executive officer of the Corporation or a related party thereof, which is defined as being, for the Corporation or a related entity thereof, an individual who:

(i)	is a chair, vice-chair or president;

(ii)	is a vice-president in charge of a principal business unit, division or function including sales, finance or production;

(iii)	is an officer of the Corporation or any of its subsidiaries and who performs a policy-making function in respect of the Corporation; or

(iv)	is performing a policy making function in respect of the Corporation; OR

☐	(c)	an employee of the Corporation or a related entity thereof; OR

☐	(d)

a consultant of the Corporation or a related party thereof, which is defined as being, for the Corporation or a related party thereof, a person, other than a director, executive officer or employee of the Corporation or a related entity thereof, that:

(i)	is engaged to provide services to the Corporation or a related entity thereof, other than services provided in relation to a distribution of securities;

(ii)	provides the services under a written contract with the Corporation or a related entity thereof; and

(iii)	spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or a related party thereof,

and includes,

(iv)	for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and

(v)

for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the Corporation; OR

☐	(e)

the Optionee is otherwise qualified (other than pursuant to section 2.24 of NI45- 106) or the circumstances are such that the distribution of the Option by the Corporation to the Optionee is exempt from the prospectus and registration requirements of applicable securities laws, and the Optionee further agrees to provide to the Corporation all such certificates, instruments and other documents to evidence such exemption as counsel to the Corporation reasonably determines to be necessary or advisable in order to ensure compliance with or safeguard against the violation of the securities laws of any jurisdiction.

9.

If not an Individual. If the Optionee is not an individual, it is either (i) a Consultant Company or (ii) a company or other form of entity wholly owned by Eligible Persons; and the Optionee hereby agrees to complete and submit to the Corporation for filing with the Exchange a Form 4F: Certification and Undertaking Required from a Company Granted an Incentive Stock Option, and further represents and warrants to the Corporation that the information and certifications in such Form 4F are complete and true and accurate in all respects, and further covenants to the Corporation that it will comply with all covenants, conditions and undertakings is such Form 4F in all respects.

10.

Exchange Approval. The grant of the Option and any amendment hereto shall be subject to the prior approval of the Exchange, including any requirement for shareholder approval. The Optionee acknowledges and agrees that the Option shall not be exercisable, or exercisable on such amended terms, as the case may be, until such approval of the Exchange and, if required, the Corporation’s shareholders, is obtained in accordance with the policies of the Exchange. If such approval of the Exchange and, if required, the Corporation’s shareholders, is not obtained, then the Option and this Agreement, or the amendment hereof, as the case may be, shall be null and void and of no further force or effect as of the date hereof, or the date of amendment, as the case may be.

11.

Capital Adjustments. In the event that there is any change in the Voting Shares of the Corporation through the declaration of stock dividends, stock splits, consolidations, exchanges of shares, or otherwise, the number of Voting Shares subject to Option and the exercise price of the Option shall be adjusted in accordance with the terms of the Stock Option Plan.

12.

Collection and Use of Personal Information. The Optionee expressly acknowledges, consents and agrees to the Corporation collecting, using and releasing personal information regarding the Optionee and this Agreement for the purpose of completing the transactions contemplated by this Agreement, including but not limited to the Optionee’s name, address and principals, the number of options granted to the Optionee, the status of the Optionee as a Director, senior officer, Management Company Employee, Employee, Consultant, Investor Relations Provider or as otherwise represented herein, and any and all other information necessary or incidental to the transactions contemplated herein, including but not limited to that provided in any Form 4F. The purpose of the collection, use and disclosure of the personal information is to ensure that the Corporation and its advisors will be able to grant the Option to the Optionee in compliance with applicable corporate, securities and other laws, and to obtain the information required to be filed with the Exchange and other authorities under applicable Exchange requirements, securities laws and other laws. In addition, the Optionee expressly acknowledges, consents and agrees to the collection, use and disclosure of all such personal information by the Exchange and other authorities in accordance with their requirements, including the provision of all such personal information to their agents and third party service providers, from time to time.

The contact information for the officer of the Corporation who can answer questions about this collection of information by the Corporation is as follows:

Ryan Goepel

Chief Financial Officer of Global Crossing Airlines Group Inc.

Building 5A • 4200 NW 36th Street • MIA Int’l Airport, Miami, FL 33166 USA

Tel: 305-869-4780

13.	General.

(a)

The Optionee agrees to comply with the provisions of applicable Exchange requirements and securities laws in connection with the exercise, holding and disposition of any Voting Shares or other property or securities acquired pursuant to the exercise of the Option.

(b)

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. The parties shall execute and deliver any and all such instruments and other documents and perform any and all such acts and other things as may be necessary or desirable to carry out the intent of this Agreement.

(c)

No modification of this Agreement or waiver of any provision hereof shall be valid unless made in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall operate as a waiver of any other provision hereof or operate as a continuing waiver unless such is expressly provided for in writing.

(d)	This Agreement shall enure to the benefit of and be binding upon the parties hereto and upon their successors or assigns.

(e)

This Agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable therein, and for the purposes of all legal proceedings, the parties hereby irrevocably agree that the courts of British Columbia shall have exclusive jurisdiction.

(f)

Words importing the singular number shall include the plural and vice versa. Words importing individuals shall include corporations, partnerships, proprietorships, trusts and other forms of legal entities and vice versa. Words importing gender shall include the other gender; words importing gender shall include the neuter and vice versa. Words importing a particular form of legal entity includes all other forms of legal entities interchangeably.

(g)

This Agreement may be executed and delivered in two or more counterparts and by facsimile. Each such counterpart and facsimile shall be deemed to form one and the same and an originally executed instrument, bearing the date set forth on the face page hereof notwithstanding the date of execution or delivery.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date first above written.

GLOBAL CROSSING AIRLINES GROUP INC..

Per:
Authorized Signatory

WITNESSED BY:	)
)
)
Name	)
)
)
Address	)	◆
)
)
Occupation	)

Schedule “A”

NOTICE OF ELECTION TO EXERCISE OPTION

Date:

Global Crossing Airlines Group Inc.

Building 5A

4200 NW 36th Street

MIA Int’l Airport

Miami, FL 33166 USA

Attention: Chief Financial Officer

Dear Sirs:

Pursuant to the provisions of the Option Agreement dated                             , pursuant to which I was granted an option to purchase Voting Shares in the capital of Global Crossing Airlines Group Inc. (the “Corporation”), I elect to exercise my option to purchase                                                                       of the                                                                                   Voting Shares covered by such Notice at the Exercise Price specified therein. Attached is the full payment of such price in the amount of CAD                                                           dollars.

(CAD $                                                  ).

Please register the shares as follows:

Name in full and Address

I hereby:

☐ (a) direct the Corporation on my behalf to sell all Voting Shares issued upon exercise of these options and to deduct from the net proceeds therefrom the aggregate Exercise Price and the amount of the estimated Withholding Obligation (as defined in the Plan) and to remit the balance to me, all in accordance with Section 2.18 of the Plan; or

☐ (b) direct the Corporation on my behalf to sell sufficient Voting Shares issued upon exercise of these options to satisfy the aggregate Exercise Price and the amount of the estimated Withholding Obligation and to remit to me any net proceeds therefrom in excess of the aggregate Exercise Price and estimated Withholding Obligation together with the balance of the Voting Shares issued upon exercise of these options; or

☐ (c) enclose a certified cheque payable to Global Crossing Airlines Group Inc. for the aggregate Exercise Price plus the amount of the estimated Withholding Obligation.

[Signature Page Follows]

Yours truly,

Signature

Name (please print)

Address

Social Insurance No. (SIN):